                                                                    EXHIBIT 10.9


                      Sino-Foreign Joint Venture Contract
                               December 31, 1999


         DEFINITIONS

I.       CONTRACTING PARTIES

II.      ESTABLISHMENT OF SINO-FOREIGN JOINT VENTURE COMPANY

III.     SCOPE AND SCALE OF OPERATION

IV       TOTAL CAPITAL INVESTMENT AND REGISTERED CAPITAL

V.       RESPONSIBILITIES OF THE PARTIES

VI.      BOARD OF DIRECTORS

VII.     OPERATION MANAGEMENT

VIII.    LABOR MANAGEMENT

IX       TAX, FINANCE AND AUDICCOUNTING

X.       INSURANCE

XI.      CONFIDENTIALITY

XII.     TERM OF CONTRACT

XIII.    TERMINATION AND CLOSE OF ACCOUNTS

XIV      BREACH OF CONTRACT

XV.      FORCE OF MAJEURE

XVI.     RESOLUTION OF DISPUTES

XVII.    GOVERNING LAW

XVIII    EFFECTIVENESS AND OTHERSMISCELLANEOUS

IXX      LANGUAGE


                                  DEFINITIONS

      The following terms should contain the following meanings unless otherwise defined in this Contract:

0.01  "Party A"

      Beijing Sino-Tech Science and Technology Development Center, a limited liability corporation legally registered in the People's Republic of China, located at #26, 4th Street, Chuangye Zhong Lu, Shangdi Information Industry Base, Haidian District, Beijing, 100085, P. R. China.

0.02  "Party B"
      China Education and Research Network Center, a non-for-profit organization legally registered in the People's Republic of China, or its wholly owned subsidiary, located at Central Building #224, Tsinghua University, Beijing, 100084, P. R. China.

0.03  "Party C"
      ASPAC Communications, Inc., a Delaware corporation, located at 2049 Century Park East, Suite 1200, Los Angeles, California, 90067, U. S. A.

0.04  "Contract"
      Refers to the Sino-foreign Cooperative Joint Venture Contract entered between Party A, Party B and Party C on December 31, 1999.

0.05  "PRC" or "China"
      Refers to the People's Republic of China.

0.06  "Approval Authorities"
      Refers to People's Republic of China's Ministry of Foreign Trade and Economic Cooperation or State Counsel authorized organizations.

0.07  "Articles"
      Refers to Articles of Association of the Sino-foreign Joint Venture company, formed by Party A, Party B and Party C based on this Contract.

0.08  the "Company"
      Refers to the Sino-Foreign Joint Venture company, a limited liability corporation, formed by Party A, Party B and Party C based on this Contract.

0.09  "Effective Date"
      Refers to the effective date of this Contract, which is the date that the Approval Authority approves this Contract and the Articles.

0.10  "Board"
      Refers to the Board of Directors of the Company.

0.11  "Executive Officers"
      Refers to General Manager, Vice General Manager and other officers appointed by the Board of Directors.

0.12  "One Party", "All Parties" or "Three Parties"
      One Party refers to one of Party A, Party B and Party C. All Parties or Three Parties refers to all parties, i.e. Party A, Party B and Party C.

0.13  the "Project"
      Refers to the development of a nationwide Internet access and service network.

0.14  "Renminbi" ("RMB")
      Refers to the official currency used in the PRC.

0.15  "Administration of Foreign Exchange"
      Refers to the PRC State Administration of Foreign Exchange and/or its local branch.

0.16  "Administration of Industry and Commerce"
      Refers to the PRC State Administration of Industry and Commerce and/or its local branch.

0.17  "U.S. Dollar" (US$)
      Refers to the official currency used in the United States of America.

0.18  "Employees"
      Refers to the Company's employees besides Executive Officers.


                            JOINT VENTURE CONTRACT

In accordance with "The law of the People's Republic of China on Sino-Foreign Joint Venture" and other related laws and regulations of the People's Republic of China (the "PRC"), Beijing Sino-Tech Science and Technology Development Center ("Party A"), China Education and Research Network Center or it wholly owned subsidiary (CERNET) ("Party B"), and ASPAC Communications, Inc. ("Party C") agreed to form a Sino-foreign Joint Venture ("SFCJV") company and enter into the following Sino-foreign Joint Venture Contract ( the "Contract").


                            I.  CONTRACTING PARTIES

1.01  Parties
      --------

      A. Party A: Beijing Sino-Tech Science & Technology Development Center Legal Representative: Xu, Yawen
          Title: General Manager
          Nationality:
          Chinese Fax Number: (8610) 62983428

      B. Party B: China Education and Research Network Center (CERNET) or its wholly owned subsidiary
          Legal Representative:  Wu, Jian Ping
          Title:  Director, and Director of The Specialist Committee
          Nationality:  Chinese
          Fax Number:  (8610) 62785933

      C.  Party C:  ASPAC Communications, Inc.
          Legal Representative:  Marc F. Mayeres
          Title:  President
          Nationality:  U.S. Citizen
          Fax Number:  (001-310) 712-3286

1.02  Representations and Warranties:
      -------------------------------
      Upon the Contract's signing date and Effective Date, Party A, Party B, and Party C respectively represent and warrant to each other that:

      (1) the respective party is legally established in conformity with the registered country's laws and regulations and is in good standing.

      (2) the respective party has full power, all necessary authorities and approvals, and is competent to execute this Contract and to perform its obligations hereunder and to consummate each responsibility contemplated hereby.

      (3) the respective party has taken all necessary actions to authorize the signing and execution of this Contract. The representative of the respective party that signs this Contract is fully authorized with letter of Authorization or other similar document, and has the power to sign for the party and to bind the party under this Contract.

      (4) execution and performance of this contract does not and will not constitute a default under or a violation of the respective party's Articles, Business License, By- laws or any law, statute, regulation, authority or approval, or any other instrument to which the respective party or the other party may be bound subject under any contract or agreement.

      (5) to the best knowledge of each respective party, there is no pending or actual law suit, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting the respective party or by any means affecting the respective party's ability to sign and execute this Contract hereby.


                       II.  ESTABLISHMENT OF SINO-FOREIGN
                             JOINT VENTURE COMPANY

2.01  Establishment of the Company
      ----------------------------
           The Three Parties agree to establish a Joint Venture company (the "Company") with limited liability in the PRC under The Law of People's Republic of China on Sino-Foreign Joint Venture Enterprises and other related regulations as well as stipulations in this Contract upon the Effective Date of this Contract.

2.02  The Company's name and Location
      -------------------------------
      (1) Name: The Company's name in Chinese is:
      [_][_][_][_][_][_][_][_][_][_][_][_](to be confirmed). The Company's name in English is: YeeYoo Network Technology Co., Ltd. (to be confirmed).
      (2) Address: The Company's legal location is: Haidian District, Beijing, PRC.

2.03  Governing Laws and Regulations
      ------------------------------
      Activities of the Company shall be in accordance with all PRC laws, decrees and regulations.

2.04  Beginning of Operation
      ----------------------
      The Company is a limited liability company. All parties shall undertake the liability of the Company subject to their investment amount. All parties agree to share risks and rewards, profits and losses of the Company based on each party's share ownership ratio in the registered capital of the Company. The Company shall start operation upon issuance of its Business License.


                      III.  SCOPE AND SCALE OF OPERATION

3.01  Scope and Scale of the Company
      ------------------------------
      The Company is engaged in:
      (a)  The development of Wireless broadband high speed access equipment.
      (b)  Internet and networking products development and sales.
      (c)  Software development and sales.
      (d)  The investment and development of Internet network.
      (e) The development of the Internet technology and its application services.


             IV.  TOTAL CAPITAL INVESTMENT AND REGISTERED CAPITAL

4.01  Total Capital Investment
      ------------------------

      The total capital investment of the Company for this Project is initially expected to be Ten Million Dollars (US$ 10,000,000).

4.02  Total Registered Capital
      ------------------------
      The total registered capital of the Company is Five Million Dollars (US$5,000,000). In which: Party A shall contribute Five Hundred Thousand Dollars (USD$500,000), accounting for 10% of the registered capital; Party B shall contribute One Million Dollars (US$1,000,000), accounting for 20% of the registered capital; Party C shall contribute Three Million Five Hundred Thousand Dollars (US$3,500,000), accounting for 70% of the registered capital.

4.03  Contribution and Conditions for Co-operation
      --------------------------------------------
      (1)  Conditions for co-operation to be provided by Party A shall include:

           Party A shall contribute a sum of capital equivalent to Five Hundred Thousand Dollars (US$ 500,000) to the Company towards registered capital, accounting for 10% of the total registered capital. The contribution by Party A shall be in cash or tangible or intangible assets agreed by the Three Parties.

      (2) Conditions concerning Party B's investment co-operation shall include:

           Party B shall contribute a sum of capital equivalent to One Million Dollars (US$ 1,000,000) to the Company towards registered capital, accounting for 2015% of the total registered capital. The contributions by Party B shall be cash or tangible or intangible assets agreed by the Three Parties.

      (3)  Conditions for co-operation to be provided by Party C shall include:

           Party C shall contribute a sum of capital equivalent to Three Million Five Hundred Fifty Thousand Dollars (US$ 3,500,000) to the Company towards registered capital, accounting for 705% of the total registered capital. The contributions by Party C shall be in US Dollars.

4.04  Certificate of Investment
      -------------------------
      The investment payments toward the registered capital from the Three Parties shall be certified by a certified public accountant agreed by the Three Parties. After receiving a satisfactory certificate recording such investment, the Company shall issue a Certificate of Investment, including the amount and share ownership of the registered capital, signed by the Chairman of the Company to the Three Parties within thirty (30) days. A copy of the Certificate of Investment shall be submitted to and filed with the Approval Authority.

4.05  Equity Sharing
      --------------
      Equities of the Company shall be distributed in percentage as follows:
               Party A: 10%      Party B: 20%     Party C: 70%

4.06  Transfer of Rights and Equities
      -------------------------------
      Before One Party (the "Transferor) wishes to transfer, in whole or part, its shares in the Company to a third party, the Transferor must obtain written consent from the other Two Parties and the approval from the Board of Directors and the Approval Authority. The other Two Parties have the right of first refusal to purchase the shares that the Transferor wishes to transfer. After receiving approval from the Approval Authority and when transferring shares according to stipulations stated above, the Company shall proceed with Change of Registration with the Administration of Industry and Commerce.

4.07  Addition to Registered Capital
      ------------------------------
      The registered capital may be increased from time to time, within the duration of the co-operation, subject to the approval of the Board of Directors (the "Board") and the Approval Authority. The contribution from All Parties to increase the registered capital pursuant to the funding plan shall be pro rata in accordance with the share ratio of each party at the time of such capital increase. If One Party declines to increase the registered capital, the other parties then have the first right of refusal to increase the whole or a portion of the amount of the increase in registered capital which is rejected by the other party. The rights and obligations of each party shall also be adjusted pursuant to the new share ownership ratio. Upon receiving approval from the Approval Authority, the Company shall proceed the registration process with the Administration of Industry and Commerce. Party A and Party B have the right to invest their portion of the addition to the registered capital with tangible or intangible assets that are agreed by the Three Parties.


                     V.   RESPONSIBILITIES OF THE PARTIES

5.01  Responsibilities of Party A
      ---------------------------
      In addition to other obligations stipulated under this Contract, Party A shall be responsible for the following matters:

      (1) Being in charge of applying from the competent authorities of the PRC, for the approval of the establishment and registration of the Company, and business license, etc. Assisting the Company in applying for and obtaining Preferential Taxation, Tariff Reduction and Exemption, and other preferential investment treatments that are obtainable under PRC laws.

      (2) Assisting the Company in obtaining equipment, materials, as well as office equipment and materials within the PRC.

      (3) Assisting the Company in recruiting qualified Executive Officers and Employees in China. Arranging transportation for imported equipment.

      (4) Assisting the Company in applying for import licenses for necessary machinery equipment, goods and materials.

      (5) Assisting the foreign employees of the Company in obtaining all necessary entry visas and work permits. Arranging meals, accommodations, office spaces, local transportation, and emergency medical treatments for expatriate personnel of the Company. All out of pocket costs for the above mentioned matters shall be the responsibility of the Company

      (6) Assisting the Company and its foreign employees in opening bank accounts denominated in both RMB and convertible currencies.

      (7) Assisting Chinese employees of the Company in obtaining necessary exit and entry permits and Visas for their overseas trips required by the Company's activities and operations.

      (8) Assisting and cooperating with the Company to carry out the Company's products and services on CERNET's and other networks' infrastructure.

      (9)  Handling all other matters appointed by the Company.

5.02  Responsibilities of Party B
      ---------------------------
      In addition to other obligations stipulated under this Contract, Party B shall still be responsible for the following matters:

      (1) Providing technical support for the on-going operations of the Company;

      (2)  Providing the network platform for the Company;

      (3) Assisting and cooperating with the Company to carry out the Company's services on CERNET's and other network's infrastructure;

      (4)  Assisting the Company in obtaining related information resources;

      (5) Assisting the Company in operation and maintenance of the Internet network;

      (6)  Providing the technical training programs for the Company;.

      (7)  Handling other matters appointed by the Company.

5.03  Responsibilities of Party C
      ---------------------------
      In addition to other obligations stipulated under this Contract, Party C shall still be responsible for the following matters:

      (1) Assisting and introducing to the Company opportunities in obtaining modern management techniques.

      (2) Assisting the Company, along with Party A, in obtaining necessary foreign entry visa and working permits required by the Company's activities and operation.

      (3) Assisting the Company in recruiting qualified foreign employees and consultants when necessary.

      (4) Assisting the Company in the management of its operations and introducing to the Company advanced and efficient management techniques.

      (5) Assisting the Company raise necessary funds for its business development.


                           VI.    BOARD OF DIRECTORS

6.01  Composition of Board of Directors
      ---------------------------------

      (1) The date that the Company obtains its Business License shall be considered as date that the Board is established.

      (2) The Board of Directors (the "Board") shall consist initially of five Directors. One Director shall be appointed by Party A, one Director shall be appointed by Party B and three Directors shall be appointed by Party C. Each of the Three Parties shall notify the other parties of the names of its appointed Directors.

      (3) Each Director's term of office is three years, renewable with consecutive appointment from the original appointing party. Vacancies in the Board resulting from a Director's retirement, resignation, illness, incapacity, death or the original appointing party's removal of the Director shall be replaced by appointment from the original appointing party. The replacement Director shall serve out the term of his predecessor. All Parties have the right to replace their appointed Directors.

      (4) Chairman of the Board (the "Chairman") shall be jointly appointed by Party C and Vice Chairman of the Board (the "Vice Chairman") shall be appointed by Party B. Chairman is the legal representative of the Company.

6.02  Board of Directors Meeting and Authorities
      ------------------------------------------

      (1)  The Board represents the highest authority in the Company.

      (2) The Board may hold its meetings in locations as the Three Parties from time to time may determine. All Directors shall be given written notices for the Board meeting (all Directors must receive such notices no less than 15 days before the meeting). Notice of Board meeting shall state agenda of the meeting, all related information and documents, and time and place of the meeting.

      (3) The Board meeting shall be held at least once a year and shall be hosted by the Chairman. If more than 1/3 of the Directors submit written request of a Board meeting to the Chairman, the Chairman may call for a temporary Board meeting. Minutes of the Board meetings shall be recorded and kept in the Company file.

      (4) If Director(s) cannot be present in person to attend the Board meeting, he/she (they) can delegate representative(s) to participate with written consent(s). Such representative(s) shall be provided with the same rights as Director(s). Absence or delegation of Director(s) shall be considered as waiver of such rights.

      (5) Participation of 2/3 of Directors then in office either by presence in person or delegation shall constitute a quorum for all purposes in any Board meeting. Each participating Director (including Chairman and Vice-Chairman), either in person or by delegation, shall have one voting right.

      (6) The following matters must be unanimously approved by all Directors prior to adoption of resolution:

           (i)   Amendment of By-Laws;
           (ii)  Mergers, separations, and changes in the form of organization;
           (iii) Dissolution of the Company;
           (iv)  Mortgage of the Company's assets;
           (v) Other matters agreed by Three Parties that must be unanimously approved by all Directors in a Board meeting prior to adoption of resolution.

      (7) The following matters must be approved by majority of Directors prior to adoption of resolution:

           (i) Approval of the Company's business plan, budget and final accounting;
           (ii) Acquisition, significant expansion, discontinuation or dissolution of any business;
           (iii) Increase or decrease of the Company's registered capital;
           (iv) Decisions regarding the Company's sinking fund, business development fund, employee fringe benefits and rewards fund, and any other Company funds' fiscal distribution.
           (v) Employment terms and conditions for Executive Officers and Employees.

      (8) All other matters that need Board meeting's resolution could be proposed in an appropriate Board meeting and could be approved by simple majority's affirmative votes by Directors in presence or in delegation.

      (9) All actions to be taken by the Board may be taken without a meeting if majority of the Board members consent thereto in writing, and the writing or writings shall be filed with the minutes of the proceedings of the Board. Such action shall hold the same authority as if it was unanimously approved by all members in a Board meeting.

      (10) The Board will provide complete and accurate minutes for all Board meetings (including copy of the notices of Board meetings) and all businesses transacted during Board meetings in both Chinese and English. Minutes of Board meeting shall be distributed to all members of the Board as quickly as possible as permitted by practicable situations (but no later than 21 days after the meeting). A Director who proposes any change or addition to the Minutes shall present to the Chairman or the Vice-Chairman in writing for such change and addition within two (2) weeks of receipt of the Minutes. Minutes of Board meeting shall be finalized by Chairman and Vice-Chairman within forty five (45) days after such meeting, and shall be signed by all Directors within two (2) weeks after receipt of the finalized Minutes.

      (11) Members of the Board are not compensated for serving as Directors. However, the Company shall be responsible and shall reimburse Directors for all reasonable expenses occurred when performing their Director duties.


                           VII. OPERATION MANAGEMENT

7.01  Organizations of Management
      ----------------------------
      The Company adopted a management system that under the supervision of the Board, all Executive Officers are responsible to the Board. The Company assigns one General Manager, several Vice General Managers and other Executive Officers determined by the Board. General Manager shall be nominated by Party C and approved by Board of Directors while the Vice General Manager shall be nominated by the General Manager and approved by the Board of Directors. Other appointment and removal of Executive Officers shall be determined by the General Manager and reported to majority votes of the Board. General Manager and Vice General Managers can only be removed from duty by Board Resolutions.

7.02  Duties and Authorities of General Manager and Vice General Manager
      ------------------------------------------------------------------
      The Company assigns a General Manager who will be in charge of the management of the daily operation of the Company. The General Manager is responsible to the Board and performs all businesses and duties directed by the Board. A Vice General Managers shall operate in coordination with the General Manager, and shall report and be responsible to the General Manager. The General Manager and the Vice General Managers shall consult and discuss with each other and consolidate opinions when executing the operating policies, operating programs, and implementing plans of the Company. The General Manager and the Vice General Managers shall devote their full attentions to perform their duties, and all other duties listed under the Company's By-Laws. The General Manager and the Vice General Manager shall neither engage in or carry on as other business entity's employee, nor participate in any business entity that is in competition with any business carried on from the Company.

7.03  Engagement of General Manager and Vice General Manager
      ------------------------------------------------------
      The General Manager and the Vice General Managers shall be engaged by the Board. The Board reserves the right to terminate employment by Board Resolution if the General Manager or the Vice General Managers are found not qualified for the job duties or committed an act of fraud or gross negligence. Any damages occurred to the Company's business or goodwill shall be the responsibility of the General Manager or the Vice General Managers as permitted by the governing laws.


                            VIII.  LABOR MANAGEMENT

8.01  Guidance and Principles
      -----------------------
      The Board shall prepare employment plans, in accordance with "Regulations Regarding Labor Management of Sino-Foreign Joint Ventures in the People's Republic of China", regarding the recruiting, engaging, firing, salary, insurance, welfare, and other benefit of the Company's officers and employees, with the final terms to be specified in the labor contract between the Company and the Company's labor union or each individual. Such labor contracts shall be filed with local labor management department

8.02  Employees
      ---------
      After the establishment of the Company, employees shall be hired by the Company according to executed employment agreements. Such employment agreements shall specify the employment, duties and benefits (including confidentiality and non-compete obligations). The Board shall approve common structures, clauses, and terms defined in the employment agreement.

8.03  Executive Officers
      ------------------
      (1) Executive Officers shall be employed by the Company based on individual employment agreements.

      (2) The employment, compensations, insurance, and benefits, and travel accommodation standards of Executive Officers shall be determined by the Board.

8.04  Compliance with Regulations of Labor Protection
      -----------------------------------------------
      The Company shall comply with the PRC government's rules and regulations regarding labor protection, and shall ensure safety and civilized operations. The workers' compensation insurance of the Company's employees shall comply with related governing PRC regulations.


                      IX.  TAX, FINANCE AND AUDICCOUNTING

9.01  Tax
      ---
      The Company shall pay taxes pursuant to the relevant PRC laws and regulations. The Company shall use its best efforts to apply for and to obtain local and national Preferential Taxation and Reduced Taxation Benefits available for foreign invested enterprise. The Company's employees, either domestic or expatriate, shall pay income tax to the State in accordance to the "Individual Income Tax Law of the PRC".

9.021 Accounting System
      -----------------
      The fiscal year of the Company shall be based on a calendar year system. Each fiscal year shall begin on the first day of January and end on the last day of December in that year. The Company shall record its accounting records in Chinese the PRC and one foreign language agreed by the Three Parties.

9.03  Audit
      -----
      The Company shall engage an independent PRC certified public accountant(s) agreed by the Three Parties to audit the Company's financial statements in accordance with related rules and regulations. The audit report shall be submitted to the Board and the General Manager. Each of the Three Parties, separate or together, may invite an accountant or an accounting firm to check the Company's accounting and financial records at any time at its own expenses. The Company and its employees shall provide the necessary assistance and convenience for that accountant.

9.04  Financial Statements
      --------------------
      During the first quarter of each fiscal year, the General Manager shall supervise the preparation of the previous year's balance sheet, income statement, plan for profit distribution and other financial statements and shall submit such statements to the Board for examination.

9.05  Bank Accounts and Management of Foreign Exchange
      ------------------------------------------------
      The Company shall separately establish bank accounts denominated in RMB and foreign currency in the Bank of China or other bank(s) appointed by the Administration of Foreign Exchange or the Board. The Company shall handle matters relating to foreign currency exchange in accordance with PRC regulations of foreign exchange management.


                                X.   INSURANCE

10.01 Insurance
      ---------
      The Company shall obtain its property insurance, transportation insurance and other types of insurance from a PRC or an international insurance company. Such insurance shall be quoted in

      RMB and/or foreign currencies based on specific situations. The type of insurance and insured amount shall be decided by the Board in accordance with applicable PRC laws and regulations.


                             XI.  CONFIDENTIALITY

11.01 Confidentiality
      ---------------
      (1) Within the duration of the Contract, One Party can disclose confidential and special information to the other Two Parties of the Contract. In addition, the Three Parties can from time to time, when appropriate, obtain confidential and special information regarding the Company's operation throughout the co-operation duration. Similarly, the Company can from time to time, when appropriate, obtain confidential and special information of the Three Parties. Within the duration of the Contract and five (5) years after its termination, each party that is in receipt of information mentioned above shall:

           (i)   keep confidentiality of such information;
           (ii) not disclose such information to anyone or any entity, except to Directors, senior officers or other employees who shall know such information in order to carry out the contract functions;
           (iii) not use such information for any other purposes except for business matters specified in this Contract.

      (2) The obligation concerning confidentiality mentioned above does not apply to any part of the information specified below:

           (i) information with written records that already known by the receiving party before receiving the confidential information;
           (ii) confidential information has already been known (or become known) to the public, and this situation is not a result of the negligence or breach of contract of the receiving party;
           (iii) confidential information obtained by receiving party from a third party that does not have the obligation to keep this information in confidence;
           (iv) confidential information the receiving party develops by itself under conditions not violating this Contract;
           (v) information that receiving party is obligated to disclose under law or valid orders issued by any government department; and
           (vi) Information that One Party is obligated to provide to prospective investors or cooperating partners in order to seek investors or carry out businesses for the Company.

      (3) The confidentiality clause and rights and obligations thereunder shall remain valid within five (5) years after termination of this Contract, even if the Company is terminated, dissolved, or closed accounts.


                        XII.  DURATION OF CO-OPERATION

12.01  Duration of Co-operation
       ------------------------
       The Company's duration of co-operation is 30 years from the date the Company obtains its business license.

12.02  Extension of Duration of Co-operation
       -------------------------------------
       The Board shall decide on the extension of the co-operation duration one year before the termination of the Contract. If extension is elected by the Board, Application for Extension shall be presented to the Ministry of Foreign Trade and Economy or its authorized approval authority at least 6 months before termination of the Contract.


                    XIII.  TERMINATION AND CLOSE OF ACCOUNT

13.01  Reasons for Termination
       -----------------------
       (1)  expiration of co-operation duration;
       (2) the Company is unable to continue operation due to serious loss from operation;
       (3) the Company is unable to continue operation due to One Party's default of the Contract or Articles;
       (4) the Company is unable to continue operation due to serious loss from natural disaster, war or other events of Force Majeure;
       (5) the Company does not achieve its operating goal, and has no future prospects;
       (6)  the Company's bankruptcy;
       (7) the Company receives Order to Dissolve issued by Court or authority in charge.

13.02  Notice Procedures
       -----------------
       If One Party issues notice of termination based on conditions specified in 14.01 (1) or (3), the Three Parties shall negotiate and use best efforts to eliminate the reason for termination stated in the notice within one month after the notice's issuance. If the matter cannot be resolved in satisfaction by the Three Parties within one month after the negotiation started, or the receiving Two Parties of the notice refuses to negotiate within period specified above, then the issuing party of the notice may give a written termination notice to the other party to terminate this Contract, and such termination notice shall become effective with Approval Authority's approval. If other conditions specified in 13.01 occur, the Board may present Application to Dissolve to Approval Authority to terminate the Contract.

13.03  Close of Accounts or Bankruptcy Close of Accounts
       -------------------------------------------------
       (1)  If the Contract is terminated due to conditions specified in [13.01
            (1) through (5)], the Company's tangible assets shall be estimated by and accounted under the supervision of the Accounts Closing Committee formed under PRC law. Any remaining assets after the Company's payment off all debts shall be distributed to all co-operating parties according to each party's investing proportion.

       (2) If the Company is closing of accounts due to bankruptcy, the Company's assets shall be used with priority to pay off expenses in the following order:

            (i) necessary expenses associated with bankrupt assets' management, liquidations and distributions;
            (ii)  legal expenses associated with the bankruptcy law suit;
            (iii) other expenses.

                  After all expenses associated with bankruptcy are paid off, the Company shall use the remaining assets to pay off other liabilities in the following order

                  (i) any accrued but unpaid employees' wages, salaries, and workers' compensation insurance;
                  (ii)  any tax liabilities;
                  (iii) any other creditors.

       If the bankrupt assets are insufficient to satisfy expenses or liabilities under the same class, the assets shall be distributed proportionally.


                           XIV.  BREACH OF CONTRACT

14.01  Penalties for Breach of Contract
       --------------------------------
       (1) If a party violated this Contract, and as a result, this Contract cannot be performed or fully performed, the party in default shall bear the penalties for breach, and if the party in default cannot correct its non-compliance within thirty (30) days after the its receipt of notice from the other party requesting its correction of defaulting actions, then the observant party has the right to issue written Breach of Contract Notice to the party in default to terminate the entire or partial Contract. All damages resulting from such action shall be the responsibility of party in default.

       (2) If One Party violates its obligation in providing funds in term of time and amount as agreed by the Three Parties and specified in other legal documents related to the Project, and does not correct its non-compliance within 30 days from the occurrence of such non-compliance, then the other Two Parties, while ensuring its right to adopt other remedial measures for the non-compliance of party in default shall not be eroded, has the right to issue written Breach of Contract Notice to the party in default to terminate the entire or partial Contract. All direct economic damages resulting from such action shall be the responsibility of the party in default.


                              XV.  FORCE MAJEURE

15.01  Force Majeure
       -------------
       (1) "Force Majeure" refers to events that are unforeseeable, uncontrollable and unavoidable to the Three Parties. Such events shall include but not be limited to earthquakes, typhoons, floods, fires, strikes, and government injunctions;

       (2) When the obligations of a party under this Contract cannot be performed or extended to perform in full or in part as a result of an event of Force Majeure, that party should be exempted from liability. The injured party should timely inform the other Two Parties and provide written information on such event in detail within 15 days of its occurrence, and valid documents of the reasons for the delay in implementing or for being unable to implement the Contract. These documents should be produced by the government authorities in charge of the area of the event.

       (3) At the time of the occurrence of the event of Force Majeure, the Three Parties should immediately enter into consultations to seek a rational way, and try their best efforts to reduce the effects arising from the event of Force Majeure.


                         XVI.  RESOLUTION OF DISPUTES

16.01 The Three Parties agree that they will try their best efforts, through consultation, to solve all disputes between them occurring because of the Contract or in relationship with the Contract. Such consultation shall proceed following the Three Parties' true intentions when they execute this Contract.

16.02 The Three Parties agree that if they cannot solve the above mentioned disputes through consultations within 30 days from the occurrence, then they should submit such disputes to China International Economic and Trade Arbitration Committee or other international arbitration committee agreed by the Three Parties to be arbitrated in accordance with the arbitration rules of the committee. The arbitral decisions are final and have the restraint power to both of the Three Parties.

16.03 During the process of arbitration, the Contract and the operation under the Contract shall be performed continuously, except for the dispute part currently under arbitration.


                             XVII.  GOVERNING LAW

17.01 The formation, interpretation, and execution under this Contract shall be governed by the laws of China.

17.02 If, after this Contract becomes effective, there are changes in PRC laws, rules or regulations, and if such changes bring negative and substantial effects to One Party's economic benefits, then the Three Parties should immediately consult and try their best efforts to make necessary adjustments to ensure each party's economic benefits obtained from this Contract after the changes to be no less than what it could obtain before the occurrence of changes in laws, rules or regulations or amendment or interpretation.

            XVIII.  EFFECTIVENESS AND OTHERSMISCELLANEOUS REGULATIONS

18.01 Any amendments or modifications of this Contract shall become valid only after the Three Parties sign a written amendment agreement and such agreement gets approved by Approval Authorities. Within the framework of this Contract, the Three Parties agree to sign supplement agreements, including Network Cooperating Agreement, Network Operating Agreement, etc. as the addendum of this Contract, which shall be equally authentic as this Contract.

18.02 This Contract and its addendum shall be effective upon signature of all signing parties.

18.03 Any notice or written communication from One Party to the other Two parties, include but not limited to any letter or notice sent in accordance with this Contract's stipulations, shall be sent by air certified mail or facsimile (and confirmed by fax journal report) to the address or fax number specified in 2.01. Any notice or communication sent in accordance with this Contract's stipulation, if by air mail, then twelve (12) date after the envelope's stamp date shall be deemed to be the receiving date; if by facsimile, then two (2) business days after the sending date shall be deemed to be the receiving date. All notices and communications shall be sent to the address or fax number listed in 2.01 until the party concerned sends written change of address notification to the other party.


                                IXX.  LANGUAGE

 19.01 This Contract is written in both Chinese and English, which are equally authentic. If there is any difference between the two versions, the Chinese version shall be taken as the ruling version.



Party A:                                            Party B:
Beijing Sino-Tech Science & Technology    China Education and Research
Development Center                        Network Center


Signature: /s/ Yawen Xu                   Signature: /s/ Jianping Wu
           -------------                             ----------------
           Yawen Xu                                  Jianping Wu

  Date: December 31, 1999                 Date: December 31, 1999


  Party C:
  ASPAC Communications, Inc.


  Signature: /s/ Marc F. Mayeres
             --------------------
             Marc F. Mayeres

  Date: December 31, 1999